Exhibit 10.5

                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement"), effective as of the Effective Date (as defined below) between Relocate411.com, Inc., a Delaware corporation (the "Corporation") and Darrell Lerner (referred to as "Consultant"),

                                   WITNESSETH:

      WHEREAS, following the consummation of transactions whereby certain third party purchasers are contemplated to purchase an aggregate of 98% of the Corporation's then issued and outstanding capital stock (the "Transactions"), the Corporation wishes to engage the services of the Consultant in order to assist with certain post-transaction and transaction activities and transition matters;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree hereby as follows:

      1. Consultancy. The Corporation hereby agrees to retain the Consultant, and the Consultant hereby agrees to continue to serve the Corporation on the terms and conditions set forth herein. The "Effective Date" as used in this Agreement shall mean May 21, 2004.

      2. Position and Duties; Term.

            (a) Duties; Term. The Consultant shall report directly to either the Chairman or the President of the Corporation or his designee. The term of this Agreement shall be for a period of six (6) months beginning the Effective Date (the "Term"). This Agreement is not renewable. It is not contemplated that the Consultant's duties to the Corporation be on a full-time basis, but it is expected that the Consultant be readily available to address issues relating to the Corporation which may have arisen during the period of time when the Consultant was the President or director of the Corporation. Upon reasonable notice, the Consultant agrees to make himself available for any meetings, via telephone, which may be requested by the Corporation. Under no circumstance will the Consultant be required to travel outside of the United States for a meeting.

            (b) Other Activities. The Consultant shall not, during the term of this Agreement, engage in any business activity that conflicts with the business of the Company. The Consultant represents and warrants that the execution, delivery or carrying on of his obligations under this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Consultant is now obligated, including without limitation, any employment, noncompetition or other agreement by which he is bound or has entered into with prior employers. The Consultant further represents and warrants that the performance of Consultant's duties under this Agreement shall not violate the trade secrets of any Person (as defined in Section 7(b) of this Agreement).

      3. Compensation. The Consultant will be paid an aggregate of $150,000 for services rendered under this Agreement, payable in equal monthly installments with the initial payment to be made upon execution of the agreement and the following

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payments due before the 10th of each month. Payments for any portions of a month during the Term shall be pro-rated appropriately.

      4. No Benefits. The Consultant shall not be entitled to any standard benefits reserved for employees of the Corporation.

      5. Escrow. The consideration to be paid under this Agreement may, at the election of the Consultant, be escrowed with Anslow & Jaclin, LLP (the "Escrow Agent"). In this event, the parties hereto agree that the obligations of payment hereunder shall not be borne by the Corporation but by the Escrow Agent. The terms and duties of the Escrow Agent, if any, shall be described in the Escrow Agreement by and among the Corporation, the Consultant and the Escrow Agent (the "Escrow Agreement").

      6. Set-off Rights. The Consultant acknowledges that it has made certain representations and warranties relating to the Corporation in certain of the documents evidencing the Transactions. If the Corporation following the Transactions discovers that certain of these representations and warranties were not true and have caused damages to the Corporation, the Corporation shall have a right of set-off against any sums owed to the Consultant under this Agreement in the amount of such damages. In the event that an Escrow Agent exists pursuant to Section 5 hereof, the terms of any Escrow Agreement shall contain procedures which would allow for the exercise of the Corporation's set-off right hereunder.

      7. Confidentiality and Restrictive Covenants.

      (a) Acknowledgements. The Consultant acknowledges that he has been informed that it is the policy of the Corporation to maintain as secret and confidential all information (i) relating to the plans and operations of the Corporation concerning its business, including without limitation, its products, processes, technologies, inventions, designs and/or systems used by the Corporation, (ii) the business of the Corporation during the Term and (iii) relating to the customers (including, without limitation, name address and contact person, prior order needs, pricing, and special order needs, and employees of the Corporation (all such information, except information that becomes generally available to the public other than as a result of disclosure by the Consultant, or any person or entity affiliated with him, hereafter referred to as "Confidential Information"), and the Consultant further acknowledges that such Confidential Information is of great value to the Corporation.

      (b) Restrictions. The parties hereto confirm that since it is reasonably necessary to protect the Corporation's goodwill, the Consultant agrees that he will not directly or indirectly (except where authorized by the Board for the benefit of the Corporation), for or on behalf of himself or any Person (hereinafter defined):

            (i) at any time during his tenure as a consultant to the Corporation and for a period of five years after he is no longer a consultant to the Corporation, for any reason, divulge to any Person other than the Corporation (each, a "third party"), or use or cause to authorize any third parties to use, any such Confidential Information, or any other information regarded as confidential and valuable by the Corporation that he knows or should know is regarded as confidential and valuable by the Corporation


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

(whether or not any of the foregoing information is actually novel or unique or is actually known to others); or

            (ii) at any time during his tenure as a consultant to the Corporation and for a period of five years after he is no longer a consultant to the Corporation, for any reason, act as or be an officer, director, stockholder, consultant or advisor, partner or employee of, or render any service for, or have any profit-sharing or other interest in, or lend money or make any other financial accommodation for or on behalf of, or undertake any business transaction with, any Person that engages in or is planning or preparing to engage, directly or indirectly, in either direct competition with the Corporation or any affiliate of the Corporation, or in the business of providing, in any state where the Corporation or any affiliate sells products or performs services, any products or services relating to the business of the Corporation or any other products of services that (X) during his tenure as an officer, director, consultant, or shareholder of the Corporation, constitute the same products and/or services as those provided by the Corporation and (Y) constitute the products and/or services provided by the Corporation during the one year following the date that the Consultant ceased to be a consultant to the Corporation (collectively a "Competitive Activity"), except that he may hold securities that are part of a publicly traded class of securities (not in excess of 5% of the outstanding total of any class of such securities) in competitive concerns so long as he discloses such holding to the Corporation; or

            (iii) at any time during his tenure a consultant to the Corporation and for a period of two years after he is no longer a consultant to the Corporation for any reason, engage in or plan or prepare to engage in any Competitive Activity; or

            (iv) at any time during his tenure as an a consultant to the Corporation and for a period of two years after he is no longer a consultant to the Corporation, for any reason, negotiate for or enter into an agreement, understanding or arrangement, or otherwise cause or authorize any Person, to take any of the actions prohibited by this Section 8; or

            (v) at any time during his tenure as a consultant to the Corporation and for a period of two years after he is no longer a consultant to the Corporation for any reason, solicit, or cause or permit a third party to solicit on the Consultant's behalf or on behalf of any other Person any employee or exclusive consultant of the Corporation.

As used in this Agreement, the term "Person" means any individual, corporation, partnership or other entity.

      (c) Enforcement. The Consultant agrees that any breach or threatened breach by him of any provision of this Section 7 will, because of the unique nature of such services rendered by the Consultant to the Corporation and the Confidential Information entrusted to him as aforesaid, cause irreparable harm to the Corporation and shall entitle the Corporation, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach.

      8. Successors and Assigns.


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      (a) Consultant. This Agreement is a personal contract, and the rights and interests that the Agreement accords to the Consultant may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. All rights and benefits of the Consultant shall be for the sole personal benefit of the Consultant, and no other Person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Consultant. Except as so provided, this Agreement shall inure to the benefit of and be binding upon the Consultant and his personal representatives, distributees and legatees.

      (b) The Corporation. This Agreement shall be binding upon the Corporation and inure to the benefit of the Corporation and of its successors and assigns, including (but not limited to) any Person that may acquire all or substantially all of the Corporation's assets or business or into or with which the Corporation may be consolidated or merged. The Corporation's obligations under this Agreement shall cease, however, if the successor to, the purchaser or acquirer either of the Corporation or of all or substantially all of its assets, or the entity with which the Corporation has affiliated, shall assume in writing the Corporation's obligations under this Agreement (and deliver an executed copy of such assumption to the Consultant), in which case such successor or purchaser, but not the Corporation, shall thereafter be the only party obligated to perform the obligations that remain to be performed on the part of the Corporation under this Agreement.

      9. Entire Agreement. This Agreement represents the entire agreement between the parties concerning the Consultant's consultancy arrangements with the Corporation and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between the Consultant and the Corporation relating to the subject matter of this Agreement.

      10. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by the Consultant and by a duly authorized officer of the Corporation. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

      11. Notices. Any notice to be given under this Agreement shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below, or to such other address of which such party subsequently may give notice in writing:

If to the Consultant:
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                                            Tel:
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                                            Fax:
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If to the Corporation:
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                                            Tel:
                                                 --------------------
                                            Fax:
                                                 --------------------


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      Any notice delivered personally or by overnight courier shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.

      12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Corporation and the Consultant that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

      13. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      14. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

      15. Withholding Taxes. Consultant agrees that he will be responsible for the payment of any national, federal, state, local or applicable taxes relating to the consideration rendered by the Corporation herein.

      16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together constitute one and same instrument.

      17. Applicable Law. The validity, interpretation and enforcement of this Agreement and any amendments or modifications hereto shall be governed by the laws of the State of New York (without regard to its conflicts of laws provisions), as applied to a contract executed within and to be performed in such State. The parties consent to the jurisdiction of the state and federal courts located in the County of the State where the Corporation's chief executive office resides to adjudicate any disputes arising hereunder.


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      18. Dispute Resolution Procedure. The Corporation and the Consultant agree that any dispute arising out of or related to the Consultant's consultancy shall be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, or where subsection (g) below specifically allows a different remedy.

      (a) The complainant shall provide the other party with a written statement of the claim identifying any supporting witnesses or documents and the requested relief.

      (b) The respondent shall furnish a statement of the relief, if any, that it is willing to provide, and identify supporting witnesses or documents. If the matter is not resolved, the parties shall submit the dispute to nonbinding mediation, paid for by the Corporation, before a mediator to be selected by the parties.

      (c) If the matter is not resolved through mediation, the parties agree that the dispute shall be resolved by binding arbitration. If the parties are unable to jointly select an arbitrator, they will obtain a list of arbitrators from the Federal Mediation and Conciliation Service and select an arbitrator by striking names from that list.

      (d) The arbitrator shall have the authority to determine whether the conduct complained of in subsection (a) of this Section 18 violates the complainant's rights and, if so, to grant any relief authorized by law; subject to the exclusions of subsection (g) below. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of any consultancy or service agreement between the parties, or change any lawful policy or benefit plan. Discovery shall be permitted in connection with the arbitration proceeding within the reasonable discretion of the arbitrator. The decision (award) shall be in writing and shall set forth the rationale and legal basis therefore and such decision.

      (e) The Corporation will bear the costs of the arbitration if the Consultant prevails. If the Corporation prevails, the Consultant will pay the cost of the arbitration. Each party shall pay its own attorneys fees, unless the arbitrator orders otherwise pursuant to applicable law.

      (f) Arbitration shall be the exclusive final remedy for any dispute between the parties, such as disputes involving claims for discrimination or harassment (such as claims under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or the Age Discrimination in Employment Act), wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress or any other disputes, and the parties agree that no dispute shall be submitted to arbitration where the complainant has not complied with the preliminary steps provided for in sections (a) and (b) above.

      (g) The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement, so long as the arbitrator's findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law; however, either party may bring an action in a court of competent jurisdiction regarding or related to matters involving the Corporation's confidential, proprietary or trade secret information.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                           RELOCATE411.COM, INC.

                                           By:
                                               -------------------------------
                                           Name:
                                                 -----------------------------
                                           Title:
                                                  ----------------------------


                                           CONSULTANT:

                                           -----------------------------------
                                           DARRELL LERNER


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